EXHIBIT 10.3
EXECUTION COPY
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
WELL-PROP (MULTI) LLC,
a Delaware limited liability company
as Seller
AND
LTF REAL ESTATE COMPANY, INC.,
a Minnesota corporation,
as Buyer

Property:	1.	6701 West 78th Street, Edina, MN

	2.	Lake Breeze Avenue North, Brooklyn Center, MN

	3.	14600 Burnhaven Drive, Burnsville, MN

	4.	1201 South Ford Road, Minnetonka, MN

Dated: July 26, 2006

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of July, 2006, by and between WELL-PROP (MULTI) LLC, a Delaware limited liability company, having an office at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, Second Floor, New York, New York 10020 (“Seller”), and LTF REAL ESTATE COMPANY, INC., a Minnesota corporation, having an address of 6442 City West Parkway, Eden Prairie, Minnesota 55344 (“Buyer”).
W I T N E S S E T H:
          WHEREAS, Seller is the owner of certain Property (as defined below) situate in Edina, MN, Brooklyn Center, MN, Burnsville, MN, and 1201 South Ford Road, Minnetonka, MN; and
          WHEREAS, Seller is willing to sell the Property to Buyer and Buyer is willing to purchase the Property from Seller, upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
          1. Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings unless the context hereof otherwise clearly requires:
               “Closing” shall mean the consummation of the purchase and sale of the Property in accordance with the terms of this Agreement.
               “Improvements” shall mean the buildings and other improvements presently located on the Land.
               “Land” shall mean each parcel of land described in “Exhibit A” hereto.
               “Property” shall collectively mean (a) the Land, together with all of the, tenements, hereditaments and appurtenances belonging or in any way appertaining to such real property, and all of Seller’s right, title and interest in and to (i) any and all property lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof, (ii) any strips and gores of land adjacent to, abutting or used in connection with such real property, and (iii) any easements and rights, if any, inuring to the benefit of such real property or to Seller in connection therewith, and (b) the Improvements and Seller’s right title and interest in all warranties, guaranties, plans, specifications, surveys and other reports relating to such improvements.
          2. Purchase and Sale of Property. Subject to the terms, provisions and conditions set forth herein, Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller.
          3. Purchase Price for Property. The Purchase Price for the Property shall be Ten Million and 00/100 Dollars ($10,000,000), provided, however, that in lieu of paying the Purchase Price in cash, Buyer shall on the date hereof enter into a lease agreement (the “Lease”)

with Seller for six other properties which lease requires Buyer to construct $10,000,000 of improvements at such properties at Buyer’s expense. The entry into such lease by Buyer and Seller shall be deemed payment in full of the Purchase Price.
     4. Closing.
(a)	The Closing shall take place on July 26, 2006.

(b)	Settlement-Seller. At the Closing, Seller shall deliver to Buyer:
                    (i) A duly executed special warranty deed with respect to the Property;
                    (ii) A duly executed FIRPTA Certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;
                    (iii) Authorization documents of Seller;
                    (iv) A Bill of Sale with respect to any personal property situate at the Property or any of the properties subject to the Lease;
                    (v) An amendment of the existing lease agreement by and between Seller and Starmark Camhood, L.L.C. terminating such lease with respect to the Property;
                    (vi) An affidavit of Seller regarding judgments, tax liens, encroachments, unrecorded documents, mechanics liens and other title matters; and
                    (vii) Such other documents as are required under applicable law, necessary to convey the Property to Buyer subject only to the Permitted Exceptions or reasonably required to complete the transaction contemplated herein.
(c)	Settlement-Buyer. At the Closing, Buyer shall deliver to Seller:
                    (i) Authorization documents of Buyer; and
                    (ii) Such other documents as are required under applicable law or reasonably required to complete the transaction contemplated herein.
     5. Title and Condition of Property; Due Diligence Review; Indemnification of Seller.
               (a) State of Title. Seller shall convey and Buyer shall take, title to the Property subject only to the Permitted Exceptions. “Permitted Exceptions” shall mean the matters set forth on each applicable deed.
               (b) Condition of Property. Buyer acknowledges and agrees that, as between Buyer and Seller, Buyer shall accept the Property in “AS IS, WHERE IS CONDITION, WITH ALL FAULTS.” Buyer hereby acknowledges that it shall not be entitled to, and does not and will not, rely on Seller or its agents as to (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property, (iii) the existence, quality, nature, adequacy or physical condition of the utilities serving the

Property; (iv) the development potential of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or their respective operations’ compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or material relating in any way to the Property; or (viii) the existence or nature of any environmental condition(s) at the Property involving any and all hazardous or toxic materials, substances, pollutants, contaminants or waste currently defined as a “hazardous waste”, “hazardous substance”, “toxic substance” or any word of similar import under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum derived substance or waste, asbestos or asbestos-containing materials, PCBs, explosives, radioactive materials, dioxins, or urea formaldehyde insulation (collectively, “Hazardous Substances”). As used herein, “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., the Toxic Substance Control Act, 15 U.S.C. § 2601, et seq., and the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., as any of the preceding have been amended prior to the date hereof, and any other federal, state, or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of the environment or of human health from environmental effects of Hazardous Substances and which are applicable to the Property.
BUYER ACKNOWLEDGES THAT AS BETWEEN BUYER AND SELLER, BUYER HAS RELIED AND WILL BE RELYING ON ITS OWN DUE DILIGENCE REVIEW IN PURCHASING THE PROPERTY, INCLUDING PHYSICAL INSPECTIONS OF THE PROPERTY, AND THAT THE SAME IS BEING PURCHASED SOLELY IN RELIANCE UPON SUCH DUE DILIGENCE REVIEW, AND FURTHER ACKNOWLEDGES THAT NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE, HAVE BEEN MADE OR WILL BE MADE BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY OR THE PHYSICAL CONDITION THEREOF. Without limiting the generality of the foregoing, in the event of any defect or deficiency in the Property, whether latent or patent, Seller shall not have any responsibility or liability with respect thereto, nor any liability for incidental or consequential damages. Upon Closing, Buyer shall be deemed to have waived, released and discharged any claims it has, might have or may have against Seller, Seller’s officers, employees or agents, any affiliate of Seller or any of Seller’s lenders having a lien on the Property, with respect to the condition of the Property, either patent or latent, the ability or inability to obtain or maintain building permits, temporary or final certificates of occupancy or other licenses for the use or operation of the Property, and/or certificates of compliance for the Property, the actual or potential income or profits to be derived from the Property, the real estate taxes or assessment now or hereafter payable thereon, the Property’s compliance with the federal Americans with Disabilities Act (“ADA”) or any state or local accessibility standards, or with any environmental protection, pollution, subdivision or land use laws, rules, regulations or requirements, and any other state of facts which may exist with respect to the Property. Furthermore, by executing this Agreement, Buyer, on behalf of itself and its officers, directors, employees, agents, heirs, successors and assigns, acknowledges does hereby fully and completely release and discharge Seller, and all officers, directors, agents, attorneys, employees, servants, subsidiaries, affiliated companies, parent companies, insurance companies, divisions, successors, and representatives of Seller (collectively, the “Released Parties”), and its successors, and assigns, and each of them, who may be liable to the undersigned or the assigns, executors, successors, and administrators of them from any and all claims, rights, actions, causes of action, demands, payments, attorneys’ fees, benefits, damages, costs, cleanup and removal costs, expenses, natural resource damages, and compensation whatsoever (collectively, “Claims”) which Buyer now has or which may hereafter accrue arising from the purchase and sale of the Property or operations on the Property and/or from any and all claims, rights and actions relating to the Property, irrespective of any action, inaction or negligence of any of the Released Parties, including but not limited to the following: (A) claims for statutory consumer fraud and/or common law fraud; (B) direct claims and/or contribution actions for cleanup and removal costs and natural resource damages under Environmental Laws; and (C)third party claims (including government agencies) or toxic tort claims arising out of any Hazardous Substances discharged, released, disposed of, or stored at the Property, or third-party claims (including government agencies) or toxic tort claims arising out of any Hazardous Substances present, discharged, released, disposed of or stored at the Property prior to the Effective Date. Purchaser hereby agrees to not to institute, prosecute, facilitate or, absent a court order or other binding court process, assist in the institution or prosecution of any action, claim, proceeding or suit against any of the Released Parties, directly or indirectly, arising from or out of, or in connection with, any Claim arising out of any environmental conditions on, at, under or from the Property, whether such environmental conditions existed or occurred prior to or after the Closing and regardless of whether such conditions were caused by the acts or omissions of the Released Parties or by third parties.
6.	Prorations and Allocation of Expenses.
               (a) Prorations. The following items shall be prorated as of midnight preceding the date of Closing: (i) all real estate taxes and installments of special assessments due and payable in 2006, (ii) water and sewer and other utility charges, (iii) amounts payable under any property contract or permits, if any, and (iv) rent received by Seller from Tenant pursuant to any lease for the month in which the Closing occurs. Notwithstanding any of the foregoing, Seller shall not be responsible for any portion of any special assessments which may be a lien on the Property but are not due and payable in 2007 and thereafter.
               (b) Seller’s Costs and Expenses. Seller shall pay the following costs and expenses: (i) one-half of the escrow fee, if any, which may be charged by Buyer’s title company (“Escrow Agent”), (ii) any transfer tax, sales tax, documentary tax, stamp tax or similar tax which is payable by reason of the transfer of the Property, (iii) the fee for title commitments, (iv) fees of Seller’s counsel, (v) and all cots of Seller in preparing the Property for sale, including all cost of releasing all existing loans and leases from the Property.
               (c) Buyer’s Costs and Expenses. Buyer shall pay the following costs and expenses: (i) one-half of the escrow fee, if any, which may be charged by Escrow Agent, (ii) the premium for the owner’s title policy, as well as any endorsements to such policy, (iii) Survey costs, (iv) the fees for recording the Deed or other documents necessary to convey the Property to Buyer in accordance with Paragraph 5(a), (v) fees for any environmental inspection of the Property undertaken by Buyer, (viii) fees of Buyer’s counsel, and (vi) all other due diligence costs of Buyer.
               (d) Other Costs and Expenses. All costs and expenses incident to this transaction and the closing thereof not specifically described above shall be prorated and paid by Buyer in accordance with Minnesota practice and custom.
7.	Miscellaneous Provisions.
               (a) Brokers. No brokers were involved in connection with the transaction contemplated herein. Each party hereby indemnifies, defends and holds harmless the other party from and against any and all claims for any broker’s commission or similar compensation which may be payable to any broker, finder or other person or entity based upon such indemnifying party’s own acts. The provisions of this Section 7(a) shall survive the Closing or earlier termination of this Agreement.
               (b) Intentionally Omitted.

               (c) Assignment; Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns and may not be assigned or transferred by either party without having first obtained the consent of the other party. Notwithstanding the foregoing, Buyer may assign this Agreement without Seller’s consent to any entity in which Buyer has an interest. Notwithstanding any such assignment, the assigning party shall remain jointly and severally liable hereunder.
               (d) Captions. The several headings and captions of the Sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.
               (e) Entire Agreement; Recording. This Agreement constitutes the entire agreement of Buyer and Seller with respect to the purchase and sale of the Property, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both Seller and Buyer. This Agreement shall not be recorded by any party and, if recorded by any party, the other party hereto may immediately terminate all of its obligations under this Agreement, and the party which recorded this Agreement shall pay the other party’s reasonable costs and attorneys’ fees incurred in removing this Agreement of record.
               (f) Time of Essence. Time is of the essence with respect to the performance of all of the terms, conditions and covenants of this Agreement.
               (g) Cooperation. Buyer and Seller shall cooperate fully with each other to carry out effectively the purchase and sale of the Property in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.
               (h) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State of Minnesota.
               (i) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
               (j) Severability. Each covenant, agreement, term or condition of this Agreement shall be construed so as to be valid and enforceable to the fullest extent permitted by law. If any portion of this Agreement or the application thereof in any circumstance or to any person shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such portion to circumstances or persons other than those as to which it is invalid or unenforceable shall be and remain in full force and effect. If fulfillment of any provision of this Agreement, or performance of any transaction related hereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any non-material clause or provision contained in this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. In the event that any material provision (or any material part of any provision) contained in this Agreement shall for any reason be held to be invalid, unlawful or unenforceable in any respect, Seller and Buyer shall amend this Agreement so as to render every provision hereby fully valid, lawful and enforceable in all respects, and so as to result in a revised contract with equivalent economic and legal substance as if no provision or portion of this Agreement had been declared invalid, unlawful or unenforceable.
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          IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement on the date first above written.

SELLER:

WELL-PROP (MULTI) LLC, a Delaware
limited liability company

By: WELL-MEZ (MULTI) LLC,
Delaware limited liability company,
its sole member

By: WELL (MULTI) QRS 15-17, INC.,
a Delaware corporation,
its managing member

By:

Title:

BUYER:

LTF REAL ESTATE COMPANY, INC.,
a Minnesota corporation

By:

Title:

EXHIBIT A
Legal Description of the Property